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EXHIBIT 21.1

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                      NAME OF ENTITY                               JURISDICTION OF ORGANIZATION
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
Hypercom U.S.A., Inc.                                              Delaware

Hypercom GEL, Inc.                                                 Arizona

HBNet, Inc.                                                        Arizona

ePicNetz, Inc.                                                     Nevada

Hypercom Horizon, Inc.                                             Missouri

Hypercom Manufacturing Resources, Inc.                             Arizona

Hypercom EMEA, Inc.                                                Arizona

Hypercom Latino America, Inc.                                      Arizona

Hypercom Transaction Systems, L.L.C.                               Arizona

Hypercom Puerto Rico Repair Facility, G.P.                         Arizona

HBNet Canada Ltd.                                                  Canada

Hypercom de Mexico, S.A. de C.V.                                   Mexico

Hypercom de Chile, S.A.                                            Chile

Netset Chile, S.A.                                                 Chile

Hypercom Argentina S.A.                                            Argentina

Hypercom de Venezuela C.A.                                         Venezuela

Hypercom do Brasil Industria e Comercio Limitada                   Brazil

Hypercom do Brasil Comercial Limitada                              Brazil

Netset SP Tecnologia e Servicos em Teleinformatica Limitada        Brazil

Hypercom GmbH                                                      Germany

Hypercom Italia S.r.l.                                             Italy

Hypercom France S.A.R.L.                                           France

Hypercom Financial Terminals AB                                    Sweden

Hypercom Hungary KFT                                               Hungary

Hypercom Australia Pty., Ltd.                                      Australia

Hypercom Far East Ltd.                                             Hong Kong

Hypercom Asia Ltd.                                                 Hong Kong

Hypercom Asia (Singapore) Pte. Ltd.                                Singapore

Hypercom (Thailand) Co., Ltd.                                      Thailand

Hypercom Electronic Manufacturing (Shenzhen) Co. Ltd.              China

Hypercom Electronics Trading (Shenzhen) Co. Ltd.                   China

Hypercom China Co. Ltd.                                            Hong Kong

Hypercom Asia Services Ltd.                                        Hong Kong
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